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                                                                    EXHIBIT 15.2

February 12, 1999

The Board of Directors and Stockholders
NCS HealthCare, Inc. and Subsidiaries

We are aware of the incorporation by reference in the Registration Statements (Form S-8 No. 333-49417; Form S-3 No. 333-63437; Form S-3 No. 333-47293; Form
S-3/A No. 333-29565; Form S-3/A No. 333-35551;  Form S-8 No. 333-70741 and Form
S-8 No. 333-72243) of NCS HealthCare, Inc. of our report dated February 12, 1999, relating to the unaudited condensed consolidated interim financial statements of NCS HealthCare, Inc. and subsidiaries that are included in its Form 10-Q for the quarter ended December 31,1998.

                                                           /s/ Ernst & Young LLP





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